UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2018

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stock Option Award

On May 16, 2018 (the “Award Date”), the Board of Directors (the “Board”) of Drone Aviation Holding Corp. (the “Company”) awarded Options to purchase an aggregate of 460,000 shares of the Company’s common stock (the “Options”) with an exercise price of $1.00 per share issued pursuant to the Company’s form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (the “Stock Option Agreement”). Included in this award were a grant of 130,000 options to Kendall Carpenter, the Company’s Chief Financial Officer. The options awarded to Ms. Carpenter vest immediately upon the Award Date. The Options may be exercised at any time after they have vested until four years after the Award Date. If, however, Ms. Carpenter’s employment with or service to the Company or any of its subsidiaries is terminated by Ms. Carpenter for any reason other than death, disability, normal or early retirement or good reason (as defined in the Stock Option Agreement), the Option shall thereupon terminate, except that the Options may be exercised for the lesser of thirty (30) days after the date of termination or the balance of such Option’s term, which ever period is shorter.

The foregoing description of the form of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by the form of Stock Option Agreement, a copy of which is attached or incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2017).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: May 18, 2018	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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